UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2007

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Board of Directors of BUCA, Inc. (the “Company”) approved the BUCA, Inc. Executive Severance Plan (the “Plan”). The Plan was adopted to comply with recent tax law changes and to provide common definitions and terms for severance among all executives. The plan is designed to provide severance benefits in the event of a participant’s involuntary termination of employment without cause or, if occurring within one year after a change in control, the employee’s termination without cause or for good reason as defined in the Plan. The Plan provides for severance payments equal to a certain number of months of the employee’s base salary, as established by the Compensation Committee of the Board of Directors. The Plan also provides for the payment of COBRA premiums on behalf of the participant for that period. In connection with payments relating to terminations other than for cause prior to a change in control, the Plan also provides for the reduction in such payments by the amount of compensation received if the participant is hired by another employer (unless such compensation is less than a certain threshold amount).

Severance payments under the Executive Severance Plan are conditioned on the employee’s entering into an employment agreement that contains covenants against competition and solicitation, as well as releasing the Company from all claims related to his or her employment. The plan also provides that if the Board of Directors determines that a participant engaged in dishonest, disloyal, fraudulent, criminal or other wrongful activity during his or her employment that results in or is likely to result in a material loss or injury to the business, financial condition or reputation of the Company or a subsidiary, the participant shall forfeit its rights to future payments under the Plan, cease being eligible for welfare benefits under the Plan and the Company shall have the right to recover any such amounts previously paid to the participant under the Plan.

The BUCA, Inc. Executive Severance Plan is being filed as Exhibit 10.1 to this report and is incorporated herein by reference.

In connection with the adoption of the Executive Severance Plan, the Company entered into revised employment agreements with each of John T. Bettin, Dennis J. Goetz and Richard G. Erstad. The revised employment agreements maintain the salary and other benefits currently in effect for the executives, except that the revised employment agreements provide that all severance shall be under the terms of the Plan. The amount of severance for Mr. Bettin remained unchanged from his prior agreement at the greater of the number of full months remaining in his employment term or twelve. Each of Messrs. Goetz and Erstad are eligible for six months of severance prior to a change of control and twelve months on or after a change of control. A copy of the employment agreements with Mr. Bettin, Mr. Goetz and Mr. Erstad is being filed as Exhibit 10.2, 10.3, and 10.4, respectively, to this report, all of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	BUCA, Inc. Executive Severance Plan
10.2	Employment Agreement with John T. Bettin
10.3	Employment Agreement with Dennis J. Goetz
10.4	Employment Agreement with Richard G. Erstad

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2007	BUCA, INC.
(Registrant)

	By	/s/ Richard G. Erstad
Richard G. Erstad
General Counsel and Secretary